EXHIBIT 12

FLORIDA POWER & LIGHT COMPANY AND SUBSIDIARIES
           COMPUTATION OF RATIOS
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                                                                                       Nine Months Ended
                                                                                      September 30, 1994
                                                                                    (Thousands of Dollars)


RATIO OF EARNINGS TO FIXED CHARGES
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Earnings, as defined:
  Net income ........................................................................      $481,088
  Income taxes ......................................................................       275,760
  Fixed charges, as below ...........................................................       236,024

    Total earnings, as defined ......................................................      $992,872

Fixed charges, as defined:
  Interest expense ..................................................................      $220,645
  Rental interest factor ............................................................         7,126
  Fixed charges included in nuclear fuel cost .......................................         8,253

    Total fixed charges, as defined .................................................      $236,024

Ratio of earnings to fixed charges ..................................................          4.21




RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDEND REQUIREMENTS

Earnings, as defined:
  Net income ........................................................................      $481,088
  Income taxes ......................................................................       275,760
  Fixed charges, as below ...........................................................       236,024

    Total earnings, as defined ......................................................      $992,872

Fixed charges, as defined:
  Interest expense ..................................................................      $220,645
  Rental interest factor ............................................................         7,126
  Fixed charges included in nuclear fuel cost .......................................         8,253

    Total fixed charges, as defined .................................................       236,024

Non-tax deductible preferred stock dividend requirements ............................        29,687
Ratio of income before income taxes to net income ...................................          1.57

Preferred stock dividend requirements before income taxes ...........................        46,609

Combined fixed charges and preferred stock dividend requirements ....................      $282,633

Ratio of earnings to combined fixed charges and preferred stock
    dividend requirements............................................................          3.51
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